Exhibit 10.38

FORM 50451-A 8-97 PROT

PAID-UP

OIL, GAS AND MINERAL LEASE

THIS AGREEMENT made and entered into this 1st day of November, 2006 between Mike Studdard, Individually and as  President of Wentworth Energy, Inc. a Oklahoma Corporation. hereinafter called "Lessor" (whether one or more), whose post office address is 112 E. Oak Street, Suite 102, Palestine, Texas 75801  and Marathon Oil (East Texas) LP, hereinafter called "Lessee", whose post office address is P. 0. Box 3128, Houston, Texas 77253:

1. Lessor, in consideration of ten and no/100's and other valuable consideration Dollars ($10.00) in hand paid, receipt of which is hereby acknowledged, of the royalties herein provided and of the agreements of the Lessee herein contained, hereby grants, leases and lets, exclusively unto Lessee for the purpose of investigating, exploring, prospecting, drilling, mining and operating for and producing oil , gas and all other minerals, injecting gas, waters, other fluids, air and other gaseous substances into subsurface strata, laying pipe lines, storing oil, building tanks, power stations, electric transmission lines, telephone lines, and other structures and things thereon to produce, save, take care of, treat, process, store and transport said minerals and other products manufactured therefrom, and housing and otherwise caring for its employees, the following described land in Freestone  County, Texas, to-wit:

SEE EXHIBIT "A" ATTACHED HERETO AND MADE A PART HEREOF. SEE EXHIBIT "B" ATTACHED HERETO AND MADE A PART HEREOF.

Notice of Confidentiality Rights: If you are a natural person, you may remove or strike any of the following information from this instrument before it is filed for record in the public records: Your Social Security Number or your Driver's License Number.

Notwithstanding any particular description, it is nevertheless the intention of Lessor to include within this lease, and Lessor does hereby lease, not only the land so described but also any and all other land owned or claimed by Lessor in the herein named survey or surveys, or in adjoining surveys, and adjoining the herein described land up to the boundaries of the abutting landowners, the leased lands being hereinafter referred to as "said land." For the purpose of determining the amount of any bonus or other payment hereunder, said land shall be deemed to contain 9197.83 acres, whether actually containing more or less. Lessor agrees to execute any supplemental instrument(s) requested by Lessee for a more complete or accurate description of said land or instrument(s) to perfect title deficiencies.

2.

Subject to the other provisions herein contained, this lease shall remain in force for a term of 3 years from this date (called "primary term"), and as long thereafter as oil, gas or other mineral is produced from said physical land or land with which said land or any part thereof is pooled, or this lease is maintained by virtue of some other provision hereof.

3.

This is a PAID-UP LEASE. In consideration of the down cash payment, Lessor agrees that Lessee shall not be obligated, except as otherwise provided herein, to commence or continue any operations during the primary term.

4.

The royalties to be paid by Lessee are: (a) on oil and on other liquid hydrocarbons saved at the well,23.0 of that produced and saved from said land, same to be delivered at the wells or to the credit of Lessor in the pipeline to which the wells may be connected with Lessor's interest in either case bearing its proportion of any expense for treating oil to make it marketable as crude and Lessee having the option, at any time or from time to time, to purchase Lessor's oil at the well, paying therefore the lawful market price on the date of purchase for oil of like grade and gravity prevailing for the field nearest where such oil is produced; (b) on gas, including casinghead gas and all gaseous substances, produced from said land and sold by Lessee, 23.0% of the amount realized from such sale thereof; after deduction of a proportionate part of the production, severance and other excise taxes and the cost incurred by Lessee in delivering, processing, compressing, or otherwise making such gas or other substances merchantable; (c) on gas, including casinghead gas and all gaseous substances, produced from said land and used off said land by Lessee and not benefiting Lessor, the market value at the mouth of the well of 23.0%  of the gas so used off said land; (d) on all minerals mined and marketed23.0%, either in kind or value at the well or mine, at Lessee's election, except that on sulphur the royalty shall be One Dollar ($1.00) per long ton; and (e) if at any time while there is a gas well or wells on the said land or land pooled therewith (for the purposes of this clause (e) the term "gas well" shall include wells capable of producing natural gas, condensate, distillate or any gaseous substance and wells classified as gas wells by any governmental authority) and such well or wells are shut-in, and this lease is not being maintained otherwise as provided herein, this lease shall nevertheless remain in force and effect following the shutting-in of the well(s), whether it be during or after the primary term (unless released by Lessee), and it shall be considered that gas is being produced from the land covered by this lease. When the lease is continued in force in this manner and the well or wells are shut-in for a period of at least ninety (90) consecutive days, Lessee shall pay or tender as an advanced annual royalty to the parties who at the time of such payment would be entitled to receive royalty hereunder if the well were producing, or deposit to their credit in the Directly to Lessor  bank (Account No.  ), at $1.00 per net acre for the acreage then held under this lease by the party making such payment or tender. The first payment of such sum shall be made on or before either; (1) ninety (90) days from the date such well or wells are shut-in; (2) ninety (90) days from the effective date for inclusion of said land or a portion thereof within a unit on which is located a shut-in gas well; or (3) ninety (90) days from the date this lease ceases to be otherwise maintained as provided herein, whichever is the later date, and it shall be considered that gas is being produced from said land in paying quantities within the meaning of Paragraph 2 hereof for one (1) year from the date of such payment, and in like manner subsequent advance annual royalty payments may be made or tendered and it will be considered that gas is being produced from said land in paying quantities within the meaning of said Paragraph 2 during any annual period for which such royalty is so paid or tendered; such advanced annual royalty payment shall be credited against any royalty accruing to the owners thereof on any production from said land during any annual period for which such advanced annual payment has been made. Lessee's failure to pay or tender or to pay or tender properly or timely any such sum as royalty shall render Lessee liable for the amount due but it shall not operate to terminate this lease. All royalty interests, whether or not owned by the undersigned, shall be paid out of the royalty as provided for in said lease.

5.

Lessee shall have the right but not the obligation to pool all or any part of the leased premises or interest therein with any other lands or interests, as to any or all depths or zones, and as to any or all substances covered by this lease, either before or after the commencement of production, whenever Lessee at its sole discretion deems it necessary or proper to do in order to develop or operate prudently the leased premises, whether or not similar pooling authority exists with respect to such other lands or interests. The unit formed by such pooling for an oil well which is not a horizontal completion shall not exceed 80 acres plus a maximum acreage tolerance of 10%, and for a gas well or a horizontal completion shall not exceed 640 acres plus a maximum acreage tolerance of 10%; provided that a larger unit may be formed for an oil well or gas well or horizontal completion to conform to any well spacing or density pattern that may be prescribed or permitted by any governmental authority having jurisdiction to do so. For the purpose of the foregoing, the term "horizontal completion" means a well in which the horizontal component of the gross completion interval in the reservoir is at least one hundred (100) feet. In exercising its pooling rights hereunder, Lessee shall file of record a written declaration describing the unit and stating the effective date of pooling. Production, drilling, completion, or reworking operations anywhere on a unit which includes all or any part of the leased premises shall be treated as if it were production, drilling, completion or reworking operations on the leased premises, except that the production on which Lessor's royalty is calculated shall be that proportion of the total unit production which the net acreage covered by this lease and included in the unit bears to the total gross acreage in the unit. Pooling in one or more instances shall not exhaust Lessee's pooling rights hereunder, and Lessee shall have the recurring right but not the obligation to revise any unit formed hereunder by expansion or contraction or both, either before or after commencement of production, in order to conform to the well spacing or density pattern prescribed or permitted by the governmental authority having jurisdiction, or to conform to any productive acreage determination made by such governmental authority. Also each such drilling or production unit, when limited to any one or more formations and to any one or more of the minerals therein or produced therefrom, may from time to time be enlarged and extended by Lessee to include additionally any other formation or formations and any other mineral or minerals therein or produced therefrom. In making such a revision, Lessee shall file or record a written declaration describing the revised unit and stating the effective date of revision. To the extent any portion of the leased premises is included in or excluded from the unit by virtue of such revision, the proportion of unit production on which royalties are payable hereunder shall thereafter be adjusted accordingly. Lessee may place and use on each unit created hereunder common measuring and reworking tanks for production from such unit. In the absence of production in paying quantities from a unit, or upon permanent cessation thereof, Lessee may terminate the unit by filing of record a written declaration describing the unit and stating the date of termination. Pooling hereunder shall not constitute a cross-conveyance of interests.

6.

If, at the expiration of the primary term, oil, gas or other mineral is not being produced from said land or land pooled therewith but Lessee is then engaged in operations for drilling, mining or reworking of any well or mine thereon or shall have completed a dry hole thereon within ninety (90) days prior to the end of the primary term, this lease shall remain in force so long as operations on said well or for the drilling or reworking of an additional well are commenced and prosecuted (whether on the same or successive wells) with no cessation of more than ninety (90) consecutive days, and, if they result in production, so long thereafter as oil, gas or other mineral is produced from said land or land pooled therewith. If, after the expiration of the primary term of this lease and after oil, gas or other mineral is produced from said land or land pooled therewith, production thereof should cease from any cause, this lease shall not terminate if Lessee commences operations for drilling or reworking within ninety (90) days after the cessation of such production, but shall remain in force and effect so long as such operations are prosecuted with no cessation of more than ninety (90) consecutive days, and if they result in the production of oil, gas or other mineral, so long thereafter as oil, gas or other mineral is produced from said land or land pooled therewith. In the event a well or wells producing oil or gas in paying quantities should be brought in on adjacent land and within two hundred (200) feet of and draining said land, Lessee agrees to drill such offset wells as a reasonably prudent operator would drill under the same or similar circumstances. The judgment of the Lessee, when not fraudulently exercised, in carrying out the purpose of this lease shall be conclusive.

7.

Lessee shall have free use of oil, gas and water from said land, except water from Lessor's wells and tanks, for all operations hereunder including repressuring, pressure maintenance, cycling and secondary recovery operations, and the royalty shall be computed after deducting any so used. Any structures and facilities placed on said land by Lessee for operations hereunder and any well or wells on said land drilled or used for the injection of salt water or other fluids may also be used for Lessee's operations on other lands in the same area. Lessee shall have the right at any time during or after the expiration of this lease to remove all property and fixtures placed by Lessee on said land, including the right to draw and remove all casing. When required by Lessor, Lessee will bury all pipe lines below ordinary plow depth, and no well shall be drilled within two hundred (200) feet of any residence or barn now on said land without Lessor's consent.

8.

The rights of either party hereunder may be assigned in whole or in part and the provisions hereof shall extend to the heirs, representatives, successors and assigns, but no change or division in ownership of the land or royalties, however accomplished, shall operate to enlarge the obligations or diminish the rights of Lessee. No such change or division in the ownership of the land or royalties shall be binding upon Lessee for any purpose until such person acquiring any interest has furnished Lessee with the instrument or instruments, or certified copies thereof, constituting the chain of title from the original Lessor. An assignment of this lease, in whole, or in part, shall, to the extent of such assignment, relieve and discharge Lessee of any obligations hereunder, and, if Lessee or assignee of part or parts hereof shall fail to comply with any provision of this lease, such default shall not affect this lease insofar as it covers a part of said land upon which Lessee or any assignee thereof shall not be in default. Should more than six parties become entitled to royalties hereunder, Lessee may require the appointment of a single agent to receive payment for all and may withhold payment until such appointment has been made.

9.

When drilling or other operations are delayed or interrupted by storm, flood or other act of God, fire, war, rebellion, insurrection, riot, strikes, differences with workmen, unavailability of material or equipment, failure of carriers to transport or furnish facilities for transportation, some order, requisition or necessity of the government or as a result of any cause whatsoever beyond the control of the Lessee, the time of such delay or interruption shall not be counted against Lessee, anything in this lease to the contrary notwithstanding. All express or implied covenants of this lease shall be subject to all Federal and State laws. Executive orders, rules or regulations and this lease shall not be terminated, in whole or in part, nor Lessee held liable in damages for failure to comply therewith if compliance is prevented by, or if such failure is the result of, any such law, order, rule or regulation. If from such causes Lessee is prevented from conducting drilling or reworking operations on, or producing oil or gas from said land or land pooled therewith, the time while Lessee is so prevented shall not be counted against Lessee, and this lease shall be extended for a period of time equal to that during which such Lessee is so prevented from conducting drilling or reworking operations on, or producing oil or gas from said land or land pooled therewith, notwithstanding any other provision hereof.

10.

The breach by Lessee of any obligation arising hereunder shall not work a forfeiture or termination of this lease nor cause a termination or reversion of the estate created hereby nor be grounds for cancellation hereof in whole or in part. In the event Lessor considers that operations are not at any time being conducted in compliance with this lease, Lessor shall notify Lessee in writing of the facts relied upon as constituting a breach hereof, and Lessee, if in default, shall have sixty (60) days after receipt of notice in which to commence the compliance with the obligations imposed by virtue of this instrument. After the discovery of oil, gas or other mineral in paying quantities on said land, Lessee shall reasonably develop the acreage retained hereunder, but in discharging this obligation it shall in no event be required to drill more than one (1) well per forty (40) acres, plus an acreage tolerance not to exceed ten per cent (10%) of forty (40) acres of the area retained hereunder and capable of producing oil in paying quantities and one (1) well per six hundred forty (640) acres, plus an acreage tolerance not to exceed ten per cent (10%) of six hundred forty (640) acres of the area retained hereunder and capable of producing gas or other mineral in paying quantities.

11.

Lessor hereby warrants and agrees to defend the title to said land, and agrees that Lessee, at its option, may discharge any tax, mortgage or other lien upon said land in the event of default of payment by Lessor, and in the event Lessee does so, it shall be subrogated to such lien with the right to enforce same and apply royalties accruing hereunder toward satisfying same. Without impairment of Lessee's rights under the warranty in the event of failure of title, it is agreed that, if Lessor owns an interest in said land less than the entire fee simple estate, whether stated hereinabove as a whole or partial interest, then the royalties to be paid Lessor shall be reduced proportionately. All royalty interest covered by this lease (whether or not owned by lessor) shall be paid out of the royalty herein provided. Should any one or more of the parties named hereinabove as Lessors fail to execute this lease, it shall nevertheless be binding upon the party or parties executing the same.

12.

/s/ Mike Studdard

Lessee, its successors and assigns, shall have the right at any time to surrender this lease, in whole or in part, to Lessor or Lessor's heirs, representatives, successors and assigns by delivering or mailing a release thereof to the Lessor, or by placing a release thereof of record in the county in which said land is situated; thereupon Lessee shall be relieved from all obligations, express or implied, of this agreement as to the acreage so surrendered, and thereafter the advance annual royalties payable hereunder shall be reduced in the proportion that the acreage covered hereby is reduced by said release or releases.

ACKNOWLEDGMENT

THE STATE OF TEXAS

COUNTY OF HARRIS

This instrument was acknowledged before me on  November 1, 2006 by Mike Studdard, Individually and as President of Wentworth Energy, Inc. a klahoma Corporation and on behalf of said Corporation.

Notary Public Signature

ACKNOWLEDGMENT

THE STATE OF COUNTY OF

This instrument was acknowledged before me on

by

.

Notary Public Signature

EXHIBIT "A"

ATTACHED TO AND MADE A PART OF THAT OIL, GAS AND MINERAL LEASE DATED November 1, 2006, BETWEEN MARATHON OIL COMPANY, AS LESSEE AND WENTWORTH ENERGY, INC. AS LESSOR.

9,197.83 acres of land, more or less, and being described as follows:

1-27. 102.22 acre tract of land located in the J. Y. Aguilera Grant, A-2, in Freestone County, Texas conveyed by the P. D. C. Ball Estate et al to Quincy Henry, et ux in that certain deed dated 12-18-1943 of record in Volume 173 at Page 287, Deed Records of Freestone County, Texas.

2-28. 134.83 acre tract of land located in the J. Y. Aguilera Grant, A-2, in Freestone County, Texas conveyed by the P. D. C. Ball Estate et al to Eli Vernon in that certain deed dated 12-22-1944 of record in Volume 176 at Page 500, Deed Records of Freestone County, Texas.

3-29. 146.94 acre tract of land located in the J. Y. Aguilera Grant, A-2, in Freestone County, Texas conveyed by the P. D. C. Ball Estate et al to C. C. Servance in that certain deed dated 1-27-1945 of record in Volume 175 at Page 373, Deed Records of Freestone County, Texas.

4-30. 115.46 acre tract of land located in the J. Y. Aguilera Grant, A-2, in Freestone County, Texas conveyed by the P. D. C. Ball Estate et al to Daniel C. Hutcherson in that certain deed dated 1-23-1946 of record in Volume 182 at Page 515, Deed Records of Freestone County, Texas.

5-31. 107.63 acre tract of land located in the J. Y. Aguilera Grant, A-2, in Freestone County, Texas conveyed by the P. D. C. Ball Estate et al to Charlie Vernon in that certain deed dated 12-30-1946 of record in Volume 193 at Page 105, Deed Records of Freestone County, Texas.

6-32. 110.0 acre tract of land located in the J. Y. Aguilera Grant, A-2, in Freestone County, Texas conveyed by the P. D. C. Ball Estate et al to Willis McDonald in that certain deed dated 11-01-1947 of record in Volume 198 at Page 201, Deed Records of Freestone County, Texas.

7-33. 191.67 acre tract of land located in the J. Y. Aguilera Grant, A-2, in Freestone County, conveyed by the P. D. C. Ball Estate et al to Dan Tippen in that certain deed dated 11-25-1946 of record in Volume 190 at Page 622, Deed Records of Freestone County, Texas.

8-34. 51.54 acre tract of land located in the M. Rionda Grant, A-25, in Freestone County, Texas conveyed by the P. D. C. Ball Estate et al to J. A. DeFrance in that certain deed dated 10-26-1942 of record in Volume 167 at Page 44, Deed Records of Freestone County, Texas.

9-35. 455.73 acres of land located in the J. Y. Aguilera Grant, A-2, in Freestone County, Texas being part of Tract 2 containing 1,165.65 acres conveyed by Mercantile Trust Company, et al to TEXLAN, INC. in instrument dated 01-09-1953 of record in Volume 242 at Page 81, Deed Records of Freestone County, Texas.

10-36. 113.95 acres of land located in the J. Y. Aguilera Grant, A-2, in Freestone County, Texas being part of Tract 2 containing 1,165.65 acres conveyed by Mercantile Trust Company, et al to TEXLAN, Inc.in instrument dated 01-09-1953 of record in Volume 242 at Page 81, Deed Records of Freestone County, Texas

11-37. 564.50 acre tract of land located in the J. Y. Aguilera Grant, A-2, in Freestone County, Texas being part of the lands conveyed by Mercantile Trust Company, et al to TEXLAN, INC. in that certain deed dated 1-91953 of record in Volume 242 at Page 81, Deed Records of Freestone County, Texas. Said premises was subsequently conveyed to H. J. Harding in that certain deed dated 12-29-1953 of record in Volume 279 at Page 54, Deed Records of Freestone County, Texas.

13-39. 214.27 acre tract of land located in the J. Y. Aguilera Grant, A-2, in Freestone County, Texas conveyed by the P. D. C. Ball Estate et al to W. A. Tyus in that certain deed dated 7-10-1940 of record in Volume 158 at Page 571, Deed Records of Freestone County, Texas.

14-40. 75.90 acre tract of land located in the J. Y. Aguilera Grant, A-2, in Freestone County, Texas conveyed by the P. D. C. Ball Estate et al to J. R. DeFrance in instrument dated 10-26-1942 of record in Volume 167 at Page 48, Deed Records of Freestone County, Texas.

15-41. 79.50 acres of land situated in the J. Y. Aguilera Grant, A-2, in Freestone County, Texas conveyed by the P. D. C. Ball Estate et al to Roy De France in that certain deed dated 10-26-1942 of record in Volume 167 at Page 46, Deed Records of Freestone County, Texas.

23-49. 861.50 acre tract of land located in the M. Rionda Grant, A-25, in Freestone County, Texas, being described as Fifth Tract described in that certain deed from Mercantile Trust Company, et al to TEXLAN, INC. dated 1-09-1953 of record in Volume 242 at Page 81, Deed Records of Freestone County, Texas

24-50. 25.0 acres of land situated in the J. Y Aguilera Grant, A-2, in Freestone County, Texas, being described in that certain deed from the P. D. C. Ball Estate et al to George L. Cooper dated 9-12-1936 of record in Volume 144 at Page 545, Deed Records of Freestone County, Texas.

25.51. 222.75 acre tract of land located in the J. Y Aguilera Grant, A-2, in Freestone County, Texas, being described in that certain deed from the P. D. C. Ball Estate et al to Roy DeFrance dated 9-5-1947 of record in Volume 194 at Page 560, Deed Records of Freestone County, Texas.

30-56. 151.39 acre tract of land located in the W. A. Black Survey and P.D.C. Ball Survey, both being junior surveys of the M. Rionda Grant, A-25, in Freestone County, Texas, being described as the Sixth Tract in an Oil, Gas and Mineral Lease executed by Frank E. Nulsen, et al to Eugene T. Etter dated 6-25-1957 of record in Volume 277 at Page 411, Deed Records of Freestone County, Texas which said 151.39 acre tract is described as Unit Tract No.5 in a Declaration of Gas Unit executed by Watburn Oil Company dated 0511-1961 of record in Volume 301 at Page 255, Deed Records of Freestone County, Texas. The unit tract applied to the oil and gas to the base of the Sub-Clarksville Foluiation.

31-57. 394.32 acre tract of land located in the W. A. Black, a junior survey of the M. Rionda Grant, A-25, in Freestone County, Texas, being described as part of a 405.7 acre tract of land described in a Pooling Declaration dated 12-23-1963 of record in Volume 339 at Page 362, Deed Records of Freestone County, Texas, executed on behalf of WATBURN OIL COMPANY ET AL - P. D. C. BALL ESTATE GAS UNIT NO. 1-A, LESS AND EXCEPT, a 10.75 acre tract of land described in a deed from P. D. C. BALL to Humble Pipe Line Company dated 5-19-1931 of record in Volume 116 at Page 503, Deed Records of Freestone County, Texas. The unit tract applied to the oil and gas to the base of the Sub-Clarksville Formation.

36-62. 679.86 acres of land more or less situated in the J. Y. Aguilera Grant, A-2, in Freestone County, Texas, being part of the land described in that certain Oil, Gas an Mineral Lease executed by P. D. C. Ball to Shell Oil Corporation dated 03-29-1930 of record in Volume 111 at Page 534, Deed Records of Freestone County, Texas, as subsequently assigned to Breck Operating Company, which premises is included in the BRECK OPERATING CORPORATION PYLE BALL #3 UNIT.

37-63. 284.50 acres of land more or less situated in the J. Y. Aguilera Grant, A-2, in Freestone County, Texas, being a part of the land described in that certain Oil, Gas an Mineral Lease executed by P. D. C. Ball to Shell Oil Corporation dated 03-29-1930 of record in Volume ill at Page 534, Deed Records of Freestone County, Texas, as subsequently assigned to Breck Operating Company, which premises is included in the BRECK OPERATING CORPORATION BALL ESTATE UNIT.

38-64. 586.18 acres of land more or less being a part of the J. Y. Aguilera Grant, A-2, in Freestone County, Texas, being a part of the land described in that certain Oil, Gas an Mineral Lease executed by P. D. C. Ball to Shell Oil Corporation dated 03-29-1930 of record in Volume 111 at Page 534, Deed Records of Freestone County, Texas, as subsequently assigned to Breck Operating Company, which premises is included in the BRECK OPERATING CORPORATION .BALL ESTATE #3 UNIT.

39-65. 585.00 acre tract of land located in the J. Y. Aguilera Grant, A-2, in Freestone County, Texas, being a part of the land described in that certain Oil, Gas an Mineral Lease executed by P. D. C. Ball to Shell Oil Corporation dated 03-29-1930 of record in Volume 111 at Page 534, Deed Records of Freestone County, Texas, as subsequently assigned to H. B. PYLE which premises is included in the H. B. PYLE P. D. C. BALL ESTATE UNIT.

40-66. 478.71 acre tract of land located in the J. Y. Aguilera Grant, A-2, in Freestone County, Texas, being a part of the land described in that certain Oil, Gas an Mineral Lease executed by P. D. C. Ball to Shell Oil Corporation dated 3-29-1930 of record in Volume 111 at Page 534, Deed Records of Freestone County, Texas, as subsequently assigned to H. B. PYLE which premises is included in the H. B. PYLE - BALL GAS UNIT #2, dated 9-29-1965 of record in Volume 358 at Page 377, Deed Records of Freestone County, Texas. No Unit Designation has been filed by WISENBAKER PRODUCTION COMPANY but the P.D.C. BALL ESTATE WELL NO. 1 drilled to the Woodbine Formation is producing. Wisenbaker Petroleum Corporation - current operator

41-67. 520.53 acres of land located in the J. Y. Aguilera Grant, A-2, in Freestone County, Texas, being a part of the land described in that certain Oil, Gas an Mineral Lease executed by P. D. C. Ball to Shell Oil Corporation dated 03-29-1930 of record in Volume ill at Page 534, Deed Records of Freestone County, Texas, as subsequently assigned to JACK L. PHILLIPS, et al, which premises is included in the BALL ESTATE #2 UNIT.

45-72. 640.0 acres of land located in the J. Y. Aguilera Grant, A-2, in Freestone County, Texas, all of which is located in the BRECK OPERATING CORPORATION .RED LAKE GAS UNIT #1.

45-74. 567.47 acres of land more or less and being described as the following five (5) tracts of land:

(1)

100.0 acres of land designated as Tract 1 in the Terry "C" Well No. 1, located in the J. Y. Aguilera Survey, A-2, in Freestone County, Texas, as described in that certain Pooling Designation dated 5-16-1982 executed by TXO Production Corp. of record in Volume 649 at Page 427, Deed Records of Freestone County, Texas, as subsequently amended in that certain Pooling Designation dated 5-16-1982 of record in Volume 650 at Page 433, Deed Records of Freestone County, Texas.

(2)

107.0 acres of land designated as Tract 2 in the Terry "C" Well No. 1, located in the J. Y. Aguilera Survey, A-2, in Freestone County, Texas, as described in that certain Pooling Designation dated 5-16-1982 executed by TXO Production Corp. of record in Volume 649 at Page 427, Deed Records of Freestone County, Texas, as subsequently amended in that certain Pooling Designation dated 5-16-1982 of record in Volume 650 at Page 433, Deed Records of Freestone County, Texas.

(3)

11.1 acres of land designated as Tract 4 in the Terry "C" Well No. 1, located in the J. Y. Aguilera Survey, A-2, in Freestone County, Texas, as described in that certain Pooling Designation dated 5-16-1982 executed by TXO Production Corp. of record in Volume 649 at Page 427, Deed Records of Freestone County, Texas, as subsequently amended in that certain Pooling Designation dated 5-16-1982 of record in Volume 650 at Page 433, Deed Records of Freestone County, Texas.

(4)

31.47 acres of land designated as Tract 6 in the Terry "C" Well No. 1, located in the J. Y. Aguilera Survey, A-2, in Freestone County, Texas, as described in that certain Pooling Designation dated 5-16-1982 executed by TXO Production Corp. of record in Volume 649 at Page 427, Deed Records of Freestone County, Texas, as subsequently amended in that certain Pooling Designation dated 5-16-1982 of record in Volume 650 at Page 433, Deed Records of Freestone County, Texas.

(5)

318.0 acres of land designated as Tract 9 in the Terry "C" Well No. 1, located in the J. Y. Aguilera Survey, A-2, in Freestone County, Texas, as described in that certain Pooling Designation dated 5-16-1982 executed by TXO Production Corp. of record in Volume 649 at Page 427, Deed Records of Freestone County, Texas, as subsequently amended in that certain Pooling Designation dated 5-16-1982 of record in Volume 650 at Page 433, Deed Records of Freestone County, Texas.

17-43. 121.0 acres of land located on the J. Y. Aguilera Grant, A-2, in Freestone County, Texas conveyed by the P. D. C. Ball Estate to Rankin Gilpin in instrument dated May 19, 1942 of record in Volume 164 at Page 288, Deed Records of Freestone County, Texas.

16-42. 36.0 acres of land, more or less, located on the J. Y. Aguilera Grant, A-2, in Freestone County, Texas conveyed by the P. D. C. Ball. Estate to Judge Love, et ux in instrument dated July 10, 1940 of record in Volume 159 at Page 62, Deed Records of Freestone County, Texas.

12-38. 579.38 acres of land, more or less, located in the J..Y. Aguilera Grant, A-2, in Freestone County, Texas conveyed by the P. D. C. Ball Estate to Billye Fay Tyus in instrument dated November 27, 1944 and recorded in Volume 174 at Page 538, Deed Records of Freestone County, Texas.

SIGNED FOR IDENTIFICATION WENTWORTH ENERGY, INC.

/s/ Mike Studdard

By: Mike Studdard, Its President

END OF EXHIBIT "A"

Intials

'EXHIBIT "B"

Exhibit "B" attached to and made a part of that certain Oil, Gas and Mineral Lease dated

November

, 2006, between WENWORTH ENERGY, Inc., as Lessor, and Marathon

Oil (East Texas) L.P., as Lessee.,

ADDITIONAL PROVISIONS

13.

The terms and provisions contained on this page shall take precedence over other provisions and terms contained in said lease hereto attached and in the event of a conflict between the provisions on this page and the terms and provisions of said lease, the terms and provisions on this page shall prevail.

14.

In the event a portion or portions of the land herein leased is pooled or unitized with other land, lease or leases, so as to form a pooled unit or units, operations for drilling, drilling or reworking operations on such unit or units, or production of oil and gas from such unit or units, or payment of shut-in gas royalties on a well or wells drilled on such unit or units, shall maintain this lease in effect only as to the portion or portions of the land described in this lease which is included in a pooled unit or units. As to any portion or portions of the land not included in a unit or units, this lease may be maintained in force and effect in any manner elsewhere provided in this lease,

15.

The term "other minerals" as used herein shall pertain only to such minerals that may be produced in connection with the production of oil and/or gas. All other minerals of every kind and character are expressly reserved from this lease and reserved by Lessor. This lease shall not cover coal, lignite, iron ore, uranium or any other fissionable material.

16.

All royalties that may be due hereunder shall commence to be paid on each well within ninety (90) days after the first day of the month following the month during which any well is completed and commences production, and thereafter all royalties shall be paid Lessor on or before the last day of the second month following the month of production. Royalties not paid when due shall bear interest at the prime rate of interest plus two percent (2%) (not to exceed legal Texas interest rate) from their due date until paid.

17.

Notwithstanding any thing herein to the contrary, it is expressly agreed and understood that the royalty reserved to Lessor herein shall be determined as follows: (i) with regard to production, which is sold by Lessee to an independent third person under an arms length bona fide contract of sale negotiated with a nonaffiliated independent purchaser, the value shall be the total contract price thereof (including any premiums, allowances or other consideration received by Lessee) paid to Lessee; (ii) with regard to production from the Lease Premises and not sold to a third person, the value shall be the market value thereof on the date of sale at the place where produced by Lessee. Lessee need not pay royalty on any oil or gas used for lease operations hereunder. At no time shall Lessor receive less for it's share of production than the value received by Lessee for it's share of production.

18.

Notwithstanding anything herein to the contrary, it is expressly agreed and understood that Lessee's right to maintain this lease in force and effect by shut-in royalty payments under Paragraph 3 of this lease, shall not extend for a period of more than two (2) cumulative years in aggregate. Shut-in royalty shall be Twenty-Five Dollars ($25.00) per acre.

19.

Lessee shall upon written request by the Lessor furnish copies of all Railroad Commission forms, all geological logs and testing, drilling reports, seismograph lines, shot points and copy of final seismograph data within a mile radius of the herein leased acreage or on a unit well with which the leased premises are pooled. It is understood and agreed that any information provided to Lessor as herein provided, shall be kept strictly confidential and shall not be provided to any other party by Lessor without the express written consent of Lessee.

20.

The rights of Lessee hereunder may be assigned or sub-leased in whole or in part, and the provisions hereof shall extend to its successors, sub-lessees or assigns.

21.

In the event that Lessor, during the primary term of this lease, receives a bona fide offer which Lessor is willing to accept from any party offering to purchase from Lessor a lease covering any or all of the substances covered by this lease and covering all or a portion of the land described herein, with the lease becoming effective upon expiration of this lease, Lessor hereby agrees to notify Lessee in writing of said offer immediately, including in the notice the name and address of the offeror, the price offered and all other pertinent terms and conditions of the offer. Lessee, for a period of fifteen days after receipt of the notice, shall have the prior and preferred right and option to purchase the lease or part thereof or interest therein, covered by the offer at the price and according to the terms and conditions specified in the offer.

22.

Well names located on the leased premises will be named Studdard Steward followed by letters and numbers as appropriate and required for regulatory pennitting.

23.

Memorandum of Oil and Gas Lease will be filed of record in lieu of original Oil and Gas Lease.

24.

Lessee agrees to furnish copies of all run-sheets and title opinions covering the tracts of land herein leased.

25.

Lessee agrees to notify Lessor 48 hours prior to any testing of wells drilled on the lands herein leased., and grants Lessor the rights to the derrick floor. Lessor's access to the derrick floor to review any data will only be allowed when Lessor is accompanied by Marathon Authorized Personnel and with Lessor having properly approved Personal Protection Equipment.

26.

Royalties on Sulphur as set forth in Paragraph 4 of this lease shall be ($15.00) per long in lieu of ($1.00).

27.

This Oil and Gas Lease covers all depths from the surface to the base of the Rodessa as defined by the measured depth of eight thousand five hundred twenty one feet (8521') in the Broughton Operating, Shiloh No. 1. Well, API: 42-16131473-0000.

SIGNED FOR IDENTIFICATION

WENTWORTH ENERGY, INC.

/s/ Mike Studdard

By: Mike Studdard, Its President

ACKNOWLEDGMENT

THE STATE OF COUNTY OF

This instrument was acknowledged before me on

by

.